UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — June 30, 2014
ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 7.01
Regulation FD Disclosure

Funds associated with WL Ross & Co. LLC and its affiliates (collectively, “WLR”) sold their 10.9 million common shares of Assured Guaranty Ltd. (“Assured Guaranty” or the “Company”) on June 30, 2014, according to a Schedule 13D/A filed by WL Ross Group, L.P. on July 1, 2014.
WLR has been an Assured Guaranty shareholder for over six years, and during that period, Wilbur L. Ross, Jr. has been a member of the Assured Guaranty Board of Directors and a strong supporter of management and the Company. It is the Company’s understanding that the common shares were sold for portfolio management reasons, as the funds that bought the shares appear to be moving toward their natural maturity. Mr. Ross remains a member of the Assured Guaranty Board of Directors.
While Assured Guaranty did not participate in the WLR block trade, through June 30, 2014, Assured Guaranty had purchased 56% of its $400 million share repurchase authorization at an average price of $25.24.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ James M. Michener
Name: James M. Michener
Title: General Counsel

DATE: July 1, 2014